UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 1, 2007

SUNPOWER CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51593	94-3008969
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3939 North First Street, San Jose, California 95134

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 240-5500

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On October 1, 2007, SunPower Philippines Manufacturing Ltd. (“SPML”), a subsidiary of SunPower Corporation (“SunPower”), entered into a Joint Venture Agreement (the “JV Agreement”) with First Philippine Electric Corporation to establish a new company named First Philec Solar Corporation (the “JV Company”) to provide wafer slicing services in the Philippines. SunPower will have an indirect minority investment in the JV Company.

Concurrent with the execution of the JV Agreement and formation of the JV Company, SPML and the JV Company entered into a Wafering Supply and Sales Agreement (the “Wafering Agreement”). The Wafering Agreement provides the general terms and conditions pursuant to which SPML will deliver silicon ingots to the JV Company that will in turn slice and deliver silicon wafers to SPML. SPML expects to purchase an aggregate quantity of silicon wafers sufficient to support up to approximately 660 megawatts annually of solar cell manufacturing production based on SunPower’s expected silicon utilization during the Wafering Agreement’s five-year term, which is anticipated to begin in the second half of 2008 when the JV Company’s proposed manufacturing capacity is expected to become operational.

Forward-Looking Statement

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and as defined in the Private Securities Litigation reform Act of 1995. Forward-looking statements are statements that do not represent historical facts. SunPower uses words such as “will,” “expect,” and “anticipate,” and other expressions to identify forward-looking statements. Forward-looking statements in this Current Report include, but are not limited to, SunPower’s plans and expectations regarding the SunPower’s capital contributions to the JV Company, the delivery of silicon ingots by SunPower to the JV Company, the wafering services and delivery of silicon wafers by the JV Company to SunPower, the cost of the JV Company’s services, and the date when such services will commence. Such statements are based on SunPower’s current expectations as of the date of this Current Report, which could change or not materialize as expected. Actual results may differ materially due to a variety of uncertainties and risk factors, including but not limited to risks associated with (i) the JV Company’s ability to obtain financing and permits; (ii) the JV Company’s ability to develop and construct a manufacturing facility; (iii) SunPower and the JV Company’s ability to realize expected manufacturing efficiencies; (iv) SunPower and the JV Company’s ability to reduce kerf loss and otherwise achieve anticipated reductions in silicon usage efficiency; (v) production difficulties that could arise; (vi) the success of ongoing research and development efforts; (vii) SunPower’s ability to obtain adequate supply of polysilicon and ingots and the price SunPower pays for such materials; (viii) the potential renegotiation of or non-performance by parties to supply contracts; (ix) unforeseen manufacturing equipment delays at fabrication facilities; (x) the continuation of governmental and related economic incentives promoting the use of solar power; and (xi) other risks described in SunPower’s Quarterly Report on Form 10-Q for the quarter ended July 1, 2007, and other filings with the Securities and Exchange Commission. Investors and others should also carefully review reports that SunPower files with the Securities and Exchange Commission. Except as required by law, SunPower assumes no obligation to update any such forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 4, 2007
SunPower Corporation

	By:	/s/ Emmanuel Hernandez
	Name:	Emmanuel Hernandez
	Title:	Chief Financial Officer